Exhibit 23.1

                         Consent of Independent Auditors

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2000 related to the consolidated financials statements and financial statement schedule of Mcglen Internet Group, Inc. included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California

May 30, 2000


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